Ex. 99.1

FOR IMMEDIATE RELEASE

BluSky AI, Inc. Selects Data Specialties Inc. (DSI) as Pre-Manufactured Modular Data Center Provider

Salt Lake City, Utah — July 15, 2025 (GLOBE NEWSWIRE) — BluSky AI, Inc., a leader in modular, high-performance AI data infrastructure, proudly announces that it has selected Data Specialties Inc. (DSI) as its official provider for pre-manufactured modular data centers. This strategic partnership marks a key milestone in BluSky AI’s mission to rapidly deploy scalable, energy-efficient AI infrastructure across the United States.

Headquartered in Buena Park, California, DSI brings over three decades of experience in designing, building, and deploying mission-critical data centers. Known for its expertise in prefabricated and modular data center construction, DSI has a proven track record of delivering complex infrastructure projects for Fortune 500 companies, government agencies, and hyperscale operators. The company’s operations and manufacturing facilities located in Buena Park, California, are uniquely equipped to meet BluSky AI’s aggressive development timelines and high-performance requirements.

"Partnering with DSI allows us to accelerate deployment of our SkyMod series—our modular, megawatt-class AI data center solution—without compromising on quality, reliability, or scalability," said Trent D’Ambrosio, CEO of BluSky AI, Inc. “DSI’s engineering precision, modular expertise, and end-to-end delivery capabilities make them an ideal partner as we expand our national footprint.”

BluSky AI’s SkyMod platform, including the recently unveiled SkyMod One (1.0 MW) and SkyMod XL (1.7 MW), is engineered for rapid deployment and integration with both indoor and outdoor environments. The partnership with DSI enables factory-built, pre-tested modules to be shipped and installed on-site in a fraction of the time compared to traditional construction methods—dramatically accelerating time-to-compute for BluSky customers across industries.

“We’re excited to work with BluSky AI on their visionary approach to modular AI infrastructure,” said Phil Rafferty, President of Data Specialties Inc. “Their demand for scalable, high-performance data environments aligns perfectly with our capabilities and commitment to excellence.”

This collaboration supports BluSky AI’s broader goal of exceeding 100 MW of operational modular capacity over the next 24 months, while enabling AI developers, enterprises, and academic institutions to access the compute power they need—where and when they need it.

About Data Specialties Inc. (DSI)

Founded in 1991, Data Specialties Inc. is a California-based data center design and construction firm specializing in mission-critical infrastructure. DSI delivers turnkey modular solutions and traditional data center builds, with an emphasis on speed, quality, and reliability. With headquarters and operations in Buena Park, California, DSI serves clients across government, healthcare, finance, education, telecom, and AI sectors.

Trent D’Ambrosio

CEO, BluSky AI Inc.

trentdambrosio@bluskyaidatacenters.com

www.bluskyaidatacenters.com

About BluSky AI Inc.

Headquartered in Salt Lake City, Utah, BluSky AI Inc. delivers modular, rapidly deployable data center infrastructure purpose-built for artificial intelligence. These next-generation, scalable AI Factories provide speed-to-market and energy optimization for entities requiring high-performance infrastructure to support machine learning workloads. BluSky AI empowers small, mid-sized, enterprise, and academic partners from start-up to scale-up to drive innovation without compromise.

Forward-Looking Statements:

This news release includes certain forward-looking statements or information. All statements other than statements of historical fact included in this release are forward-looking statements that involve various risks and uncertainties. There can be no assurance that statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements.

BluSky AI Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, except as required by applicable securities legislation.